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EXHIBIT 10.5

TANNING TECHNOLOGY CORPORATION CHANGE IN CONTROL PLAN
NOTICE OF PARTICIPATION

        This Notice of Participation Agreement ("Notice of Participation") is entered into this 21st day of March 2003 by and between Tanning Technology Corporation, a Delaware Corporation ("Tanning") and Mark Teflian ("Participant"). The Notice of Participation is subject to and governed by the terms and conditions set forth in the Change in Control Plan ("Plan") adopted by the Tanning Board of Directors on March 18, 2003.

COMPENSATION UPON TERMINATION

        Upon a termination of your employment as set forth in Article IV, Section 1, of the Plan, you shall be entitled to the following benefits:

  Severance Payment: In lieu of the severance benefits identified in Article IV, Section 1(a), of the Plan, and subject to the terms and conditions of Article IV, Section 1(a), the severance payments identified in Section 4 of your Employee Term Sheet attached to your Employment Agreement dated June 14, 2001.

  Continuation of Medical Coverage under COBRA: If you elect to participate in COBRA benefits continuation, the Company shall pay or shall reimburse you (to the extent you have previously made payments), to the extent COBRA benefits are available, your monthly premiums for your elected level of group medical insurance for up to 6 months of continued coverage of your then-currently elected level of benefit.

Agreed and accepted:

Tanning Technology Corporation		Participant
By:	Gregory A. Conley	By:	/s/ Mark S. Teflian

	Signature		Signature
	Gregory A. Conley		Mark Teflian

	Printed Name		Printed Name
	President, CEO & COO		March 31, 2003

	Title		Date
March 31, 2003

Date

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  EXHIBIT 10.5